UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2022 (March 9, 2022)

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Albert Quay. Cork, Ireland, T12 X8N6

(Address of principal executive offices and postal code)

(353) 21-423-5000	Not Applicable
(Registrant’s telephone number)	(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange
4.625% Notes due 2023	JCI23	New York Stock Exchange
1.000% Senior Notes due 2023	JCI23A	New York Stock Exchange
3.625% Senior Notes due 2024	JCI24A	New York Stock Exchange
1.375% Notes due 2025	JCI25A	New York Stock Exchange
3.900% Notes due 2026	JCI26A	New York Stock Exchange
0.375% Senior Notes due 2027	JCI27	New York Stock Exchange
1.750% Senior Notes due 2030	JCI30	New York Stock Exchange
2.000% Sustainability-Linked Senior Notes due 2031	JCI31	New York Stock Exchange
1.000% Senior Notes due 2032	JCI32	New York Stock Exchange
6.000% Notes due 2036	JCI36A	New York Stock Exchange
5.70% Senior Notes due 2041	JCI41B	New York Stock Exchange
5.250% Senior Notes due 2041	JCI41C	New York Stock Exchange
4.625% Senior Notes due 2044	JCI44A	New York Stock Exchange
5.125% Notes due 2045	JCI45B	New York Stock Exchange
6.950% Debentures due December 1, 2045	JCI45A	New York Stock Exchange
4.500% Senior Notes due 2047	JCI47	New York Stock Exchange
4.950% Senior Notes due 2064	JCI64A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of matters to a vote of security holders.

The 2022 Annual General Meeting of Shareholders of the Company was held on March 9, 2022 in Dublin, Ireland. At the meeting, the holders of 630,216,688 of the Company’s ordinary shares were represented in person or by proxy, constituting a quorum. At the meeting, shareholders voted on the following proposals and cast their votes as described below. The proposals are described in detail in the Company’s definitive proxy statement dated January 21, 2022. The vote results detailed below represent final results.

Proposal No. 1 - Election of the Board of Directors

Proposal No. 1 was the election, by separate resolution, of each member of Board of Directors. The following individuals were elected to serve on the Board of Directors until the conclusion of the next annual general meeting.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jean Blackwell	569,033,066	29,816,468	2,194,208	29,172,946
Pierre Cohade	594,319,513	5,978,519	745,710	29,172,946
Michael E. Daniels	574,142,765	26,271,544	629,433	29,172,946
W. Roy Dunbar	593,921,541	6,397,775	724,426	29,172,946
Gretchen R. Haggerty	593,394,641	6,680,191	968,910	29,172,946
Simone Menne	594,964,019	5,429,304	650,419	29,172,946
George R. Oliver	568,639,566	30,654,133	1,750,043	29,172,946
Jürgen Tinggren	582,417,385	17,184,153	1,442,204	29,172,946
Mark Vergnano	594,829,856	5,537,819	676,067	29,172,946
R. David Yost	577,832,040	22,154,673	1,057,029	29,172,946
John D. Young	583,040,560	16,120,816	1,882,366	29,172,946

Proposal No. 2.a - Ratify appointment of independent auditors

Proposal No. 2.a was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN
598,145,621	31,662,913	408,154

Proposal No. 2.b - Authorize the Audit Committee to set the auditors’ remuneration

Proposal No. 2.b was a management proposal to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN
611,601,124	17,511,229	1,104,335

Proposal No. 3 - Authorize the Company to make market purchases of Company shares

Proposal No. 3 was a management proposal to authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN
624,802,396	3,584,762	1,829,530

Proposal No. 4 - Determine the price range at which the Company can reissue treasury shares

Proposal No. 4 was a management proposal to determine the price range at which the Company can re-allot shares that it holds as treasury shares. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN
624,876,024	4,276,787	1,063,877

Proposal No. 5 - Non-binding advisory vote on executive compensation

Proposal No. 5 was a management proposal to hold a non-binding advisory vote on the compensation of the Company’s executives, as described in the Proxy Statement. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
550,834,330	49,128,299	1,081,113	29,172,946

Proposal No. 6 - Approval of the Board of Directors’ authority to allot shares

Proposal No. 6 was a management proposal to approve the Board of Directors’ authority to allot shares up to an aggregate nominal value of US$2,342,000, or approximately 33% of the Company’s issued ordinary share capital. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN
616,087,994	12,915,090	1,213,604

Proposal No. 7 - Waiver of statutory pre-emption rights

Proposal No. 7 was a management proposal to approve the waiver by shareholders of their statutory pre-emption rights in the event of the issuance of ordinary shares for cash, if the issuance is limited to up to an aggregate nominal value of US$351,000, or approximately 5% of the Company’s issued ordinary share capital. This proposal was approved by the requisite vote.

FOR	AGAINST	ABSTAIN
621,201,467	7,663,694	1,351,527

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: March 11, 2022	By:	/s/ Richard J. Dancy
	Name:	Richard J. Dancy
	Title:	Vice President and Corporate Secretary